UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D. C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (date of earliest event reported) April 19, 2006

FOOTHILL INDEPENDENT BANCORP

(Exact name of registrant as specified in its charter)

Delaware	0-11337	95-3815805
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

510 South Grand Avenue, Glendora, California	91741
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (626) 963-8551

NOT APPLICABLE

(Former name or former address, if changed since last report).

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13c-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01	Other Events

At a special meeting of stockholders of Foothill Independent Bancorp (“Foothill”) held on April 19, 2006, the Foothill stockholders approved and adopted the previously-announced Agreement and Plan of Merger dated as of December 14, 2005 (the “Merger Agreement”), by and between First Community Bancorp (“First Community”) and Foothill, providing for a merger of Foothill with and into the by First Community in which Foothill stockholders are to receive shares of First Community common stock for their shares of Foothill common stock and, thereby become shareholders of First Community.

Foothill has been advised by First Community that, at its annual meeting of shareholders, also held on April 19, 2006, First Community’s shareholders also approved the Merger Agreement and the issuance of shares of First Community common stock to Foothill’s stockholders in the merger.

On April 20, 2006, First Community and Foothill issued a joint press release announcing that their respective shareholders had approved the Merger Agreement. In that press release, First Community and Foothill also reported that, pending receipt of final regulatory approval, they expect that the merger will be consummated in the first half of May 2006.

A copy of that joint press release is attached hereto as Exhibit 99.1 and is incorporated herein by this reference.

Item 9.01	Financial Statements and Exhibits

(d)	Exhibits

Exhibit Number	Description

99.1	Press Release dated April 20, 2006, reporting that the Agreement and Plan of Merger dated December 14, 2005 between Foothill and First Community Bancorp was approved by their respective shareholders.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FOOTHILL INDEPENDENT BANCORP

Date: April 20, 2006	By:	/s/ Carol Ann Graf
Carol Ann Graf
Chief Financial Officer

EXHIBIT INDEX

Exhibit Number	Description

99.1	Press Release dated April 20, 2006, reporting that the Agreement and Plan of Merger dated December 14, 2005 between Foothill and First Community Bancorp was approved by their respective shareholders.